                                                                    Exhibit 23.1





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


            We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-3 of our report dated September 7, 2001, except for Note 19, as to which the date is September 11, 2001, relating to the consolidated financial statements and financial statement schedule, which appears in AuthentiDate Holding Corp. and Subsidiaries' Annual Report on Form 10-K for the year ended June 30, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PRICEWATERHOUSECOOPERS, LLP

March 8, 2002